EXHIBIT 10.2


                                                                           FINAL
                                                                         Revised
                                                                         -------

                                SELLERS AGREEMENT


        THIS SELLERS AGREEMENT (this "Agreement") is entered into as of January 23, 2007, by and among Ridgewood UK, LLC ("Ridgewood UK"), and Ridgewood ROC 2003 LLC, Ridgewood ROC II 2003 LLC, Ridgewood ROC III 2003 LLC, and Ridgewood ROC IV 2004 LLC (each a "ROC Seller" and collectively the "ROC Sellers"), and Arbutus Energy Limited ("Arbutus") (Arbutus together with Ridgewood UK, the ROC Sellers each a "Seller" and collectively the "Sellers"), and Ridgewood Renewable Powerbank LLC, Ridgewood Renewable Powerbank II LLC, Ridgewood Renewable Powerbank III LLC, and Ridgewood Renewable Powerbank IV LLC (each a "Powerbank" and collectively "the "Powerbanks"), and Ridgewood Electric Power Trust V and The Ridgewood Power Growth Fund (each a "Power Trust" and collectively the "Power Trusts").

        WHEREAS, the Sellers have entered an agreement as sellers with MEIF LG Energy Limited, as Buyer (the "Buyer"), dated January 23, 2007, for the sale and purchase of the entire issued capital of CLPE Holdings Limited and assets relating to Ridgewood ROC Projects (the "Agreement");

        WHEREAS, Ridgewood Renewable Power LLC is the manager, managing shareholder or managing member of the Power Trusts and the Powerbanks, and Ridgewood Management Corporation, is manager of Ridgewood UK and each of the ROC Sellers (Ridgewood Renewable Power LLC and Ridgewood Management Corporation in such capacities referred to herein as the "Manager") and in these capacities have provided an Undertaking to the Buyer dated January 23, 2007 regarding certain matters related to the Agreement (the "Ridgewood Undertaking");

        WHEREAS, the Buyer has provided an Undertaking to the Sellers dated January 23, 2007 regarding certain matters related to the Agreement (the "Buyer Undertaking");

        WHEREAS, the Sellers, the Powerbanks and the Power Trusts wish to agree among themselves concerning certain matters related to the Agreement and the transactions contemplated thereby or related thereto; and

        WHEREAS, unless otherwise defined herein, the defined terms used herein shall have the meaning given those terms in the Agreement.

        NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I

                   ALLOCATION OF CONTRIBUTIONS TO THE HOLDBACK

        The Agreement provides that the amount of (pound sterling)40,000,000 of the Consideration paid by the Buyer to the Sellers shall be held back for a period of time after Completion and not distributed to the Sellers and is to serve as a fund to pay claims by the Buyer for breaches by the Sellers of the covenants set forth in Schedule 8 to the Agreement (the "Holdback"). The Sellers shall contribute the following percentages of the Holdback from the Consideration to be received by them pursuant to the Agreement:

     Ridgewood UK - 27.2800%            (of which 70% shall be for the account
                                        of Ridgewood Electric Power Trust V and
                                        30% shall be for the account of The
                                        Ridgewood Power Growth Fund)

     Arbutus -                           3.7200%

     ROC I -                            12.8458%

     ROC II -                           21.2872%

     ROC III -                          23.8564%

     ROC IV -                           11.0106%


                                   ARTICLE II

                ALLOCATION OF CLAIMS WITH RESPECT TO THE HOLDBACK

        The Sellers, the Powerbanks and the Power Trusts agree that the Manager, in its sole and complete discretion, shall have the authority on behalf of the Sellers, the Powerbanks and the Power Trusts to settle or litigate any claim made under the Agreement with respect to the Holdback and based upon its good faith judgment considering, among other things, the nature of, responsibility for, and scope of the claim or claims, determine from which Seller's or Sellers' funds held in the Holdback the claim or claims will be paid; provided, however, that in no event will a Seller, Powerbank or Power Trust be required to contribute additional funds to the Holdback in excess of the amount provided for in Article I. It is recognized that a breach by one Seller of a covenant in
Schedule 8 may result in the use of funds in the Holdback contributed by another Seller even when such other Seller had no responsibility for such breach. Determination of the use of funds in the Holdback by the Manager shall be final and binding on the parties to this Agreement, except in the event of manifest error, the parties intending to settle claims with finality to permit prompt distribution of funds to the Sellers.

                                   ARTICLE III

                                    EXPENSES

        The parties agree that all expenses related to the Agreement incurred by the Manager, the Sellers, the Powerbanks and the Power Trusts, including but not limited to investment banking fees, expert fees, accountants' fees, shareholder solicitation expenses, the fees payable to Ganymede Limited in the amount of (pound sterling)1,200,000, Harry Wyndham in the amount of (pound sterling)500,000, Dominic Greenough in the amount of (pound sterling)135,000, and the premium paid for warranty and indemnity insurance shall be paid by the Sellers in the following percentages:

     Ridgewood UK (allocated 70% to Ridgewood Electric
     Power Trust V and 30% to the Ridgewood Power
     Growth Fund)                                   -             31.9681%
     Arbutus                                        -              3.7200%
     ROC I                                          -             11.9730%
     ROC II                                         -             19.8409%
     ROC III                                        -             22.2355%
     ROC IV                                         -             10.2625%


                                   ARTICLE IV

                            SERVICE AGREEMENT PAYMENT

        In connection with the transactions contemplated by the Agreement, Ridgewood UK will cease receiving payments pursuant to the terms of the agreements set forth in Schedule I hereto. In order to compensate Ridgewood UK for such loss of such payments, the Manager has valued the stream of payments lost with respect to each ROC Seller. Based on that analysis, the following payments will be made promptly after Completion by each ROC Seller to Ridgewood UK as follows: 4.6881% times the Consideration, with the product of that calculation multiplied by the following percentages for the following Sellers:

                       ROC I            -          18.617%
                       ROC II           -          30.8511%
                       ROC III          -          34.5745%
                       ROC IV           -          15.9574%


                                    ARTICLE V

                 BREAKUP FEE/DAMAGES IN THE EVENT OF TERMINATION

        Pursuant to Clause 13 of the Agreement, the Sellers are obligated to pay a certain fee (the "Breakup Fee") to the Buyer if the Agreement is terminated and thereafter a Sale occurs within timeframes specified in the Agreement. While all Sellers are obligated under the terms of the Agreement to pay the Breakup Fee, it is not possible to determine which Sellers would participate in a Sale in the future. Thus the parties agree that if a Sale occurs subsequent to termination of the Agreement that results in the requirement to pay a Breakup Fee, the Sellers will negotiate in good faith prior to the closing of the Sale a fair and reasonable allocation of the Breakup Fee among them. In the absence of a prompt agreement by the Sellers as to the allocation of the above payment, the Manager is authorized to make such allocation which shall be binding on the parties hereto in the absence of manifest error. In the event of termination of the Agreement which results in a claim by the Buyer for damages against the Sellers, the Manager shall have the authority to litigate and settle any such claim and to allocate the damage claim amount or settlement and the cost of the defense thereof, including legal fees, among the Sellers as the Manager determines in good faith or as determined by a court or otherwise as provided in the Agreement.


                                   ARTICLE VI

                                  OTHER PAYMENT

        The Manager is hereby authorized to allocate among the Sellers such other obligations related to the Agreement, the transaction or the Ridgewood Undertaking or the Buyer Undertaking as shall be necessary or appropriate in its sole discretion but in good faith. The Manager's determination shall be binding on all the Sellers and the other parties hereto in the absence of manifest error. The Manager shall allocate among the Sellers, in accordance with their proportional share of the Consideration, unless the Manager determines the facts and circumstances dictate otherwise in its reasonable determination


                                   ARTICLE VII

                                    PAYMENTS

        Each of the Sellers agree and the Powerbank and Power Trusts which are the parents of the Sellers (other than Arbutus) agree to cause the Seller controlled by it, to promptly remit payments as required by the terms of this Agreement as directed by the Managers or by a court or otherwise as provided herein. For the avoidance of doubt, the Manager will not discriminate against Arbutus vis a vie the other Sellers unless the facts and circumstances dictate otherwise in the reasonable determination of the Manager.


                                  ARTICLE VIII

                                     BONUSES

        Each of the Sellers agrees that the bonuses that would otherwise be paid to Douglas Wilson and Randall Holmes under the CLPE Holdings Management Incentive Plan as a result of the transaction covered by the Agreement will be assigned entirely to Ridgewood UK and not to any other Seller.

                                   ARTICLE IX


                                  MISCELLANEOUS

        9.1 No Third Party Beneficiaries. This Agreement does not confer any rights or remedies upon anyone other than the parties hereto and their respective successors and permitted assigns.

        9.2 Entire Agreement. This Agreement together with the Agreement and the Additional Agreements is the entire agreement among the parties relating to the subject matter of this Agreement. It supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

        9.3 Successors; Assignment. This Agreement shall be binding upon the parties hereto and inure to their benefits and the benefits of their respective successors and permitted assigns. None of the parties hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties.

        9.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        9.5 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to any choice of law or conflict of laws provision or rule. Each party submits to the jurisdiction of any state or federal court sitting in New Jersey in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any such action or proceeding in any other court.

        9.6 Costs and Attorneys' Fees. All fees, costs and expenses of the prevailing party in any litigation of any disputes arising between any of parties hereto with respect to the enforcement of the provisions of this Agreement, including, but not limited to, reasonable attorneys' fees, shall be paid by the losing party and shall be awarded to the prevailing party.

        9.7 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless it is in writing and signed by all of the parties hereto. No waiver by any of the parties hereto of any breach of this Agreement shall be deemed to extend to any prior or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege, and no waiver whatever shall be valid unless in writing signed by the party or parties to be charged and then only to the extent specifically set forth in such writing. All remedies, rights, powers and privileges afforded the parties to this Agreement shall be cumulative and shall not be exclusive of any remedies, rights, powers and privileges provided by law. Each party hereto may exercise all such remedies afforded to it in any order of priority.

        9.8 Termination. This Agreement shall survive and be in full force and effect so long as any of the parties' obligations remain outstanding hereunder.

        9.9 Manager Dispute. In the event of a difference of conclusion by Ridgewood Management Corporation and Ridgewood Renewable Power LLC hereunder, the conclusion of Ridgewood Renewable Power LLC shall govern.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, we have duly executed this Agreement as of the date first above written.

The Ridgewood Power Growth Fund             Ridgewood ROC 2003 LLC
Ridgewood Electric Power Trust V            Ridgewood ROC II 2003 LLC
Ridgewood Renewable Powerbank LLC,          Ridgewood ROC III 2003 LLC
Ridgewood Renewable Powerbank II LLC,       Ridgewood ROC IV 2004 LLC,
Ridgewood Renewable Powerbank III LLC,      Ridgewood UK, LLC
Ridgewood Renewable Powerbank IV LLC

By Ridgewood Renewable Power LLC, solely    By Ridgewood Management Corporation,
   in its capacity as Managing Member,         solely in its capacity as Manager
   Managing Shareholder or Manager

By: /s/ DOUGLAS R. WILSON                   By: /s/ DOUGLAS R. WILSON
    ----------------------------------          -------------------------------

Arbutus Energy Ltd.

By: /s/ B. H. MORRIS                        /s/ R. M. KEARSEY
    ----------------------------------      -----------------------------------

AGREED

January 23, 2007

Ridgewood Renewable Power LLC, solely in its capacity as Manager, Managing Shareholder or Managing Member of the Ridgewood Power
Growth Fund, Ridgewood Electric Power Trust V,
Ridgewood Renewable Powerbank LLC,
Ridgewood Renewable Powerbank II LLC,
Ridgewood Renewable Powerbank III LLC,
Ridgewood Renewable Powerbank IV LLC

By: /s/ DOUGLAS R. WILSON
    ----------------------------------

AGREED

January 23, 2007

Ridgewood Management Corporation, solely
in its capacity as Manager of Ridgewood ROC
2003 LLC, Ridgewood ROC II 2003 LLC,
Ridgewood ROC III 2003 LLC, Ridgewood
ROC IV 2004 LLC, Ridgewood UK, LLC
By: /s/ DOUGLAS R. WILSON
    ----------------------------------

                                   SCHEDULE I



        Agreement For Services by and between Ridgewood Renewable Powerbank LLC and Ridgewood UK LLC dated December 22, 2006.

        Agreement For Services by and between Ridgewood Renewable Powerbank II LLC and Ridgewood UK LLC dated December 22, 2006.

        Agreement For Services by and between Ridgewood Renewable Powerbank III LLC and Ridgewood UK LLC dated December 22, 2006.

        Agreement For Services by and between Ridgewood Renewable Powerbank IV LLC and Ridgewood UK LLC dated December 22, 2006.